UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2500, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 385-8439

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Restructuring Officer

On May 24, 2017,  Triangle Petroleum Corporation (the “Company”) engaged Development Specialists, Inc. (“DSI”) to provide various restructuring advisory and consulting services. In connection therewith, Mr. Bradley D. Sharp of DSI was appointed as the Company’s Chief Restructuring Officer. Mr. Sharp’s services to the Company are billed by DSI, and he is not separately compensated by Triangle for serving as its Chief Restructuring Officer. DSI is not an affiliate of the Company or any of its subsidiaries.

Mr. Sharp, age 54, is the President & CEO of DSI with more than 20 years of experience providing crisis management, financial advisory and third party fiduciary services. He has been employed at DSI since 1993 and was appointed as its President & CEO in January 2017. Mr. Sharp has advised and operated companies in numerous industries and has previously served as Chief Restructuring Officer at various companies.

Mr. Sharp has no family relationship with any director or executive officer of the Company and has not been involved in any related person transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.  Mr. Sharp has executed the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2016 and is incorporated herein by reference.

Agreement with Ryan McGee

On May 24, 2017, the Company entered into a Special Compensation Agreement (the “Compensation Agreement”) with Mr. Ryan McGee, the Company’s General Counsel and Secretary. Pursuant to the Compensation Agreement, Mr. McGee’s monthly base salary is set at $35,000, and he received a cash retention bonus of $150,000 upon execution of the agreement. The cash retention bonus, which is intended to secure Mr. McGee’s services while the Company continues to explore and evaluate strategic alternatives, is repayable by Mr. McGee if the Company terminates his employment with “cause” or he terminates his employment without “good reason” before the earlier of the six month anniversary of the effective date of the Compensation Agreement or the consummation of certain Company reorganization events.

The foregoing description of the Compensation Agreement is a summary only and is qualified in its entirety by reference to the full text of the Compensation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Special Compensation Agreement, dated May 24, 2017, between Triangle Petroleum Corporation and Ryan McGee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2017	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Ryan McGee
Ryan McGee
General Counsel

Index to Exhibits

Exhibit Number	Description
Exhibit 10.1	Special Compensation Agreement, dated May 24, 2017, between Triangle Petroleum Corporation and Ryan McGee.